UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2008

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incentive Bonus Awards

                All actions as described below under the heading Incentive Bonus Awards were the result of recommendations by the Compensation Committee of the Board of Directors of Hardinge Inc. (“Hardinge” or the “Company”) to the independent members of the Board of Directors, with the independent directors meeting in executive session thereafter and formally adopting the recommendations with such modifications as they deemed appropriate.  Hereafter, the term “Committee” references said procedure.

                On February 19, 2008, the Committee took the following actions related to Hardinge’s principal executive officer, principal financial officer, principal operating officer-elect, principal financial officer-elect and one additional named executive officer: (i) determination of the bonuses payable under the Company’s Cash Incentive Plan as in effect for 2007 (the “Bonus Plan”), and (ii) adoption of terms and conditions for 2008 incentive bonuses (payable in 2009) under the Bonus Plan.

                Hardinge’s Bonus Plan provides incentive bonuses payable in cash to the Company’s executive officers if the Company achieves certain performance targets and other objective and/or subjective performance measures pre-determined by the Committee for the year, and establishes total target payout percentages for each of the executive officers.  The Committee determines a percentage of annual compensation for each of the executive officers to establish the maximum amount available for payment under the Bonus Plan.  The Committee approves payments, if any, after the end of the performance year.  The Committee has discretion over treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid.

                On February 19, 2008, the Committee determined the incentive bonus payments to the Company’s executive officers under the terms of the Bonus Plan based on Hardinge’s performance during the year ended December 31, 2007.  The 2007 performance targets were as follows:

1.                                       J. Patrick Ervin, President and Chief Executive Officer, was eligible to receive 50% of his total target payout if the Company achieved or exceeded a target EBITDA.  The Company did not achieve or exceed the target EBITDA in 2007.  Mr. Ervin was eligible to receive an additional payout based upon improvement in the Company’s working capital to sales ratio, which improvement did not occur.  Mr. Ervin was eligible to receive 40% of his total target payout if the Company completed several specified objectives.  During 2007, the Company successfully completed some, but not all, of those objectives.

2.                                       Charles R. Trego, Jr., Senior Vice President and Chief Financial Officer, was eligible to receive 50% of his total target payout if the Company achieved or exceeded a target EBITDA.  The Company did not achieve or exceed the target EBITDA in 2007.  Mr. Trego was eligible to receive an additional payout based upon improvement in the Company’s working capital to sales ratio, which improvement did not occur.  Mr. Trego was eligible to receive 40% of his total target payout if the Company completed several specified objectives.  During 2007, the Company completed successfully those objectives.  As previously disclosed in a Current Report on Form 8-K filed by the Company on January 8, 2008, Mr. Trego resigned his employment with the Company effective March 2, 2008.

3.                                       Douglas C. Tifft, Senior Vice President - Administration, was eligible to receive 50% of his total target payout if the Company achieved or exceeded a target EBITDA.  The Company did not achieve or exceed the target EBITDA in 2007.  Mr. Tifft was eligible to receive an additional payout based upon improvement in the Company’s working capital to sales ratio, which improvement did not occur.  Mr. Tifft was eligible to receive 40% of his total target payout if the Company completed several specified objectives.  During 2007, the Company successfully completed some, but not all, of those objectives.

4.                                       Edward J. Gaio, Corporate Controller and Principal Accounting Officer, was eligible to receive 50% of his total target payout if the Company achieved or exceeded a target EBITDA.  The Company did not achieve or exceed the target EBITDA in 2007.  Mr. Gaio was eligible to receive an additional payout based upon improvement in the Company’s working capital to sales ratio, which improvement did not occur.  Mr. Gaio was eligible to receive 40% of his total target payout if the Company achieved several specified objectives.  During 2007, the Company achieved those objectives.  As previously disclosed in a Current Report on Form 8-K filed by the Company on January 8, 2008, Mr. Gaio has been appointed to the position of Vice President and Chief Financial Officer of the Company effective March 2, 2008.

                Based on the foregoing, Hardinge awarded the following payments under the Bonus Plan for 2007: Mr. Ervin, $79,872; Mr. Trego, $38,400; Mr. Tifft, $15,444; and Mr. Gaio, $13,200.

                On February 19, 2008, the Committee adopted terms for 2008 incentive compensation (payable in 2009) under the Bonus Plan.  The Committee determined that the maximum aggregate awards available under the Bonus Plan based on 2008 performance will be equal to 1.86% of the Company’s operating cash flow for 2008 up to $30 million of cash flow, and 2.8% of operating cash flow in excess of $30 million, subject to certain adjustments for extraordinary items.  All awards will be discretionary, determined by the Committee based on Company performance and individual performance.  Eligible participants in the Bonus Plan for 2008 are Messrs. Ervin and Gaio, and Richard L. Simons, the Company’s newly-appointed Senior Vice President/Chief Operating Officer as previously disclosed by the Company in a current report on Form 8-K filed by the Company on February 21, 2008.

Restricted Stock Award

                On February 18, 2008, the Compensation Committee of the Board of Directors approved, pursuant to the Company’s 2002 Incentive Stock Plan, a restricted stock grant to Mr. Simons, in the amount of 42,000 shares.  The grant is effective on March 3, 2008, subject to Mr. Simons commencing employment on that date.  Of the awarded shares, 20,500 will vest over three years and 21,500 will vest over four years.

Employment Agreements

                On February 19, 2008, the Board of Directors of Hardinge authorized the Company to enter into employment agreements with each of Mr. Simons and Mr. Gaio, copies of which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated herein by reference (the “Employment Agreements”).  The Employment Agreements are effective March 3, 2008.  The original term of employment under the Employment Agreements is for two years with automatic one-year extensions unless either party gives 60-day notice prior to the expiration of the then current term.  The Employment Agreements provide that Mr. Simons and Mr. Gaio will receive base salaries at the annual rates of $250,000 and $205,000, respectively, subject to annual review by the Company’s

Board of Directors.  Under the Employment Agreements, Messrs. Simons and Gaio are eligible to participate in all pension and welfare benefit programs generally made available to Hardinge’s executive employees.  In addition, the Company has agreed to make annual contributions to a non-qualified defined contribution deferred compensation plan on Mr. Simons’ behalf equal to 20.5% of the amount by which the sum of Mr. Simons’ base salary and bonus under the Bonus Plan exceeds the then applicable IRS annual limit on pensionable compensation.

                The Employment Agreements provide, prior to an event of change in control (as defined in the Employment Agreements), that if the Company terminates Mr. Simons or Mr. Gaio without cause (as defined in the Employment Agreements) or the executive resigns for good reason (as defined in the Employment Agreements), then the executive will be entitled to base salary and health insurance for the greater of six months or the remainder of the applicable employment term, provided the executive tenders a release to the Company.  Following a change in control, if employment is terminated by the Company without cause, by the executive for good reason, or by the executive for any reason more than six months following the change in control, then the executive will be entitled to a lump sum payment equal to 1.5 times the sum of base salary and average bonus over the prior three years and is entitled to continue participation in all Company welfare plans for a period of three years.  In the event of termination of Mr. Simons’ or Mr. Gaio’s employment by reason of death, disability, retirement or termination by the Company for cause, the executive is entitled to base salary and benefits through the date of termination of employment.  The Employment Agreements also contain covenants protecting the Company’s intellectual property and confidential information and restricting competition with the Company if termination of employment occurs prior to a change in control.

Item 9.01                                             Financial Statements and Exhibits

                                                The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement between Hardinge Inc. and Richard L. Simons

10.2	Employment Agreement between Hardinge Inc. and Edward J. Gaio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: February 22, 2008	By:	/s/ J. PATRICK ERVIN
J. Patrick Ervin, President and
Chief Executive Officer